LICENSE AGREEMENT

License Agreement made this 29th day of September, 2000 by and between Vidikron of America, Inc., a _________ Corporation ("Licensee", "Vidikron" or "VAI") and Distributed Media Corporation, a subsidiary of NCT Group, Inc. a Delaware Corporation with offices at 20 Ketchum Street, Westport, CT 06880, USA, ("DMC").

WHEREAS Licensee is engaged in the design, development, manufacture and marketing of Systems for the projection of TV images for the home theater market for various geographic markets around the world; and

WHEREAS Distributed Media Corporation is engaged in the development of digital transmission and control technology that has been applied to various fields and industries, and is the licensee of certain United States and foreign patents and copyrights covering various aspects of Internet connectivity and digital control technology which both parties believe can be applied to products sold by Licensee; and

WHEREAS Licensee is desirous of obtaining a license from DMC to use, make and sell the Licensed Techgnology in the Market;

NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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ARTICLE 1.  DEFINITIONS

As used herein, the terms described below have the following meanings.

1.1 "Affiliate" shall mean any legal entity which directly or indirectly, is controlled by, is in control of, or under common control with the legal entity with reference to which the term "Affiliate" is used.

1.2 "Confidential Information" shall mean the information described in Article 5 below and shall include the Deliverables and any and all samples, models, prototypes, drawings, specifications, formulas, algorithms, software, operating techniques, processes, data, technical and other information, including any information relating to the status of research or other investigations being conducted, whether given in writing, orally, or in magnetic or other electronic processing form to the extent that such information is not in the public domain through other than a breach of this Agreement.

1.3 "Deliverables" shall mean the models, specifications, codes and other documentation and materials described on Schedule A hereto to be delivered by DMC to Licensee under Section 4.3 of this Agreement.

1.4 "Know-how", in general, will have its usual and accepted meaning, that is, inter alia, all factual knowledge and information not capable of precise, separate description but which, in an accumulated form, after being acquired as the result of trial and error, gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success.

1.5 "Licensed Patents" shall mean all those patents relating to the Market licensed by DMC together with those patents issued under patent applications filed or to be filed relating to the Market including any continuations, continuations-in-part, divisions, extensions, reissues, re-examinations or renewals of any of the foregoing.

1.6 "Licensed Product" shall mean the Vidikron Products embodying or employing all or part of the Licensed Patents and/or the Licensed Technology.

1.7 "Licensed Technology" shall mean that unpatented technology relating to the Market licensed by DMC.

1.8 "Licensee Technology" shall mean any and all existing, other than Sponsor Technology, relating to the design, development, manufacture and assembly of VAI Products, now owned or licensed by or to Licensee and/or its Subsidiaries, including without limitation all know-how, trade secrets, methods, operating techniques, processes, software, materials, technical data, engineering information, formulas, specifications, drawings, machinery and apparatus, patents, patent applications, copyrights and other intellectual property relating thereto.

1.9 "Market" shall mean the video portion relating to the Home Theater and the Outdoor Billboard market in the World.

1.10 "DMC Technology" shall mean any and all existing technology, other than Sponsor Technology, relating to the Market, now owned or licensed by or to DMC and/or its Subsidiaries or affiliates, including without limitation all know-how, trade secrets, methods, operating techniques, processes, software, materials, technical data, engineering information, formulas, specifications, drawings, machinery and apparatus, patents, patent applications, copyrights and other intellectual property relating thereto.

1.11 "DMC Technology License" shall mean the license to the Licensed Patents and the Licensed Technology granted by DMC to Licensee under Article 2 of this Agreement.

1.12 "Sponsor Technology" shall mean with respect to a party hereto (i) all existing technology owned or licensed by or to a party and/or its Affiliates or affiliates which, by virtue of contract restrictions binding on such party, cannot be disclosed or transferred to the other party on the same terms and conditions as DMC Technology or Licensee Technology, as the case may be; and (ii) all existing technology which results from the combination of a party's technology and a third party's technology, and which by virtue of contract restrictions binding on the party in question, cannot be disclosed or transferred to the other party on the same terms and conditions as DMC Technology or Licensee Technology, as the case may be.

1.13 "Technical Information" shall mean technical, design, engineering, and manufacturing information and data pertaining to the design, manufacture, commercial production and distribution of Licensed Products in the form of designs, prints, plans, material lists, drawings, specifications, instructions, reports, records, manuals, other written materials, computer programs and software and other forms or media relating thereto.


ARTICLE 2.  LICENSES

2.1 The DMC Technology License - License to Licensed Patents and Licensed Technology. Subject to the terms and conditions of this Agreement, DMC hereby grants to Licensee, its Affiliates and partners a license to use, make, distribute, sell and/or have sold Licensed Products which inCorporate or embody, or are covered or claimed by, or are based on one or more of the Licensed Patents and/or Licensed Technology as practiced, claimed or contained in object code form.

2.2 Limitations. The DMC Technology License shall be non-exclusive as against all others for the manufacture, use and sale of Licensed Products in the Market. Said licenses are limited to: (a) the manufacture, use, distribution and sale of Licensed Products which practice, claim or contain the Licensed Patents and/or Licensed Technology, and (b) the Market.

2.3 Assignment and Sublicensing. The rights and licenses granted hereunder may not be sublicensed, conveyed, assigned or otherwise transferred by Licensee to any third party without DMC's prior written consent in each instance. In addition, Licensee shall have the right to have Licensed Products manufactured for it by others but only after obtaining DMC's prior written consent and only under nondisclosure agreements implemented in accordance with the provisions of Articles 4 and 5 hereof.

2.4 Acceptance. Licensee hereby (i) accepts the rights under the DMC Technology License granted to it by DMC under this Article 2, and (ii) acknowledges that the rights that DMC has granted to Licensee hereunder are non-exclusive and limited to the manufacture, use, distribution and sale of Licensed Products in the Market subject to the limitations set forth herein.

2.5 Patent and Copyright Notices. Licensee shall mark each Licensed Product sold, leased, distributed or otherwise transferred and shall cause all licenses, contracts and agreements with other parties for the sale, lease, distribution, use or other disposition of Licensed Products to contain a provision requiring, if feasible in Licensee's reasonable opinion, such other parties to mark each Licensed Product with a suitable legend identifying the Licensed Patents and Licensed Technology with the appropriate patent or copyright notice, as the case may be. If, in Licensee's reasonable opinion, the Licensed Product is too small to have a legend placed on it, Licensee will use all reasonable efforts to have a legend placed on the software and/or packaging.


ARTICLE 3.  FEES AND ROYALTIES

3.1 Fees. Licensee shall pay DMC $1,000,000 (one million dollars) as a non-refundable up-front license fee. These fees are due upon execution of this Agreement.

3.2  Unit royalties. Licensee shall not pay DMC any royalties.

3.3  Payment. (Intentionally Blank)

ARTICLE 4.  DISCLOSURE OF INFORMATION, DATA AND KNOW-HOW

4.1 Disclosure. The parties shall disclose to each other such appropriate Technical Information as may be reasonably required to accomplish the purposes of this Agreement. It is agreed, however, that neither party shall be obligated to disclose information, the disclosure of which has been restricted by a third party.

4.2 Treatment. All disclosed Technical Information which is Confidential Information (as defined in Article 5 below) shall be kept confidential by the receiving party in accordance with the further provisions of Article 5 below and will remain the property of the disclosing party.

4.3 Deliverables. DMC shall deliver the Deliverables to Licensee and in accordance with the delivery dates set forth on Schedule A hereto.

ARTICLE 5.  CONFIDENTIALITY

5.1 Definitions. Each party possesses and will continue to possess confidential information relating to its business and technology which has substantial commercial and scientific value in the business in which it is engaged
     ("Confidential Information"). Subject to Section 5.4, Confidential Information includes, but is not limited to: Deliverables, Technical Information, trade secrets, processes, formulas, data and know-how, discoveries, developments, designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, new products, software documentation, unpublished financial statements, budgets, projections, licenses, prices, costs, customer lists, supplier lists and any other material marked "Confidential Information", "Proprietary Information" or in some other reasonable manner to indicate it is confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked as herein provided within ten (10) days after such oral or visual disclosure.

5.2 Treatment. Each party shall during the term of this Agreement and for a period of five (5) years thereafter, hold in confidence and not disclose to third parties except as specifically permitted under this Section 5.2 and
     Section 5.4 below any and all Confidential Information of the other party disclosed directly or indirectly to it by the other party.

     Each party shall take the following minimum safeguards with respect to the Confidential Information of the other party:


     (a) only those of its employees who need to receive the other party's Confidential Information in order to carry out the purposes of this Agreement shall have access to such information and such access shall be limited to only so much of such information as is necessary for the particular employee to properly perform his or her duties;

     (b) all documents, drawings, writings and other embodiments which contain Confidential Information of the other party shall be maintained in a prudent manner in a secure fashion separate and apart from other information in its possession and shall be removed therefrom only as needed to carry out the purposes of this Agreement;

     (c) all documents, drawings, writings and other embodiments of information the security or safekeeping of which are subject to governmental regulations shall be kept in accordance with those regulations;

     (d) all employees and contractors who shall have access to Confidential Information of the other party shall be under written obligation to it; (i) to hold in confidence and not disclose all Confidential Information made available to them in the course of their employment;
          (ii) to use such Confidential Information only in the course of performing their employment duties; and (iii) to assign to their employer or the party retaining them all inventions or improvements relating to their employer's business and conceived while in their employer's employ unless such assignment is prohibited by applicable law.

     Notwithstanding the foregoing, a party receiving Confidential Information of the other party may disclose to its subcontractors and material and component suppliers so much of such Confidential Information as is necessary to enable such party to perform its duties and obligations related to the accomplishment of the purposes of this Agreement provided that such subcontractors and suppliers are obligated to such party in writing; (i) to hold in confidence and not disclose such information; and
     (ii) not to use such information except as authorized by such party.

     In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes which contain Confidential Information or attempt any of the foregoing without first obtaining written consent of the disclosing party in each instance.

5.3  Return.  All  documents,  drawings,  writings  and other  embodiments  of a party's Confidential Information, as well as those produced, created or derived from the disclosing party's Confidential Information which incorporate the disclosing party's Confidential Information and all copies thereof shall be returned promptly to it by the other party upon the termination of this Agreement provided that the parties shall continue to be bound by the provisions of Section 5.2 above.

5.4  Exclusions. Confidential Information shall not include information that;

     (a) was at the time of disclosure in the public domain through no fault of the party receiving it;

     (b) becomes part of the public domain after disclosure to the party receiving it through no fault of such party;

     (c) was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party, or a third party, as the case may be, under a continuing obligation of confidence of which the party receiving it was aware;

     (d) was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware;

     (e) required by law, governmental regulations, court order or the rules of any relevant securities exchange to be disclosed, but only to the extent of such required disclosure; provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure so that such party may seek a protective order or other remedies to maintain in confidence any such Confidential Information;

     (f) was developed independently by the receiving party and without the use of any Confidential Information received from the disclosing party under this Agreement; or

     (g) was or is disclosed by the party owning it to third parties without restrictions on use or disclosure comparable to those contained herein.


ARTICLE 6.  PAYMENTS, REPORTS AND RECORDS

(Intentionally Blank)


ARTICLE 7.  TERM

The term of this Agreement shall begin on the date hereof and, unless extended or earlier terminated by the written agreement of the parties or the provisions of Article 9 below, shall expire immediately upon either: (i) with respect to rights granted under any patent hereunder, the expiration of that patent under applicable law; or (ii) with respect to the other rights granted hereunder, upon the expiration of the last to expire of the patents licensed hereunder.


ARTICLE 8.  TERMINATION

8.1 General. This Agreement may be terminated prior to the end of the term provided in Article 8 above under any of the following provisions of this Article.

8.2 Breach. In the event of a material breach of this Agreement, if the defaulting party fails to cure the breach within thirty (30) days, in the case of a breach involving non-payment of amounts to be paid hereunder, or sixty (60) days, in the case of any other kind of breach following its receipt of written notice from the non-defaulting party specifying the nature of the breach and the corrective action to be taken, then the non-defaulting party may terminate this Agreement forthwith by delivering its written declaration to the defaulting party that this Agreement is terminated; provided any payment default will require the defaulting party to pay interest in order to cover the default at the rate of the then current prime rate at The Chase Manhattan Bank N.A.

8.3 Insolvency. If one of the parties becomes bankrupt or insolvent, or files a petition therefor, or makes a general assignment for the benefit of creditors, or otherwise seeks protection under any bankruptcy or insolvency law, or upon the appointment of a receiver of the assets of a party ("defaulting party") then the other party shall have the right to immediately terminate this Agreement upon written notice to the defaulting party provided, in any such instance, that said right of termination shall be postponed for as long as the defaulting party continues to conduct its business in the ordinary course.

8.4 Survival of Certain Terms. Notwithstanding the termination of this Agreement under any of the provisions of this Article 9, the terms and conditions of Section 4.2 and Article 5, and those pertaining to the ownership of rights acquired under Article 6 shall survive termination of this Agreement and shall continue to be applicable and govern the parties with respect to the subject matter thereof.

8.5  Document  Return.  Each party shall return to the other party within thirty
     (30) days of the date of termination under either Article 8 or this Article 9 all of the secret and confidential information, patent applications, and know-how received pursuant to this Agreement together with all other tangible property loaned for the implementation of this Agreement.


ARTICLE 9.  FORCE MAJEURE

In the event of enforced delay in the performance by either party of obligations under this Agreement due to unforeseeable causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of the government, acts of the other party, fires, floods, strikes, freight embargoes, unusually severe weather, or delays of subcontractors due to such causes (an "Event of Force Majeure"), the time for performance of such obligations shall be extended for the period of the enforced delay; provided that the party seeking the benefit of the provisions of this paragraph shall, within ten (10) days after the beginning of any such enforced delay, have first notified the other party in writing of the causes and requested an extension for the period of the enforced delay and shall use all reasonable endeavors to minimize the effects of any Event of Force Majeure.


ARTICLE 10.  APPLICABLE LAW

The terms and conditions of this Agreement and the performance thereof shall be interpreted in accordance with and governed by the laws of the State of Delaware and the United States of America.


ARTICLE 11.  DISPUTE RESOLUTION

The parties agree to attempt in good faith to resolve any dispute arising out of or in connection with the performance, operation or interpretation of this Agreement promptly by negotiation between the authorized contacts of the parties.

If a dispute should arise, the authorized contacts will meet at least once and will attempt to resolve the matter. Either authorized contact may request the other to meet within fourteen (14) days, at a mutually agreed time and place. If the matter has not been resolved within thirty (30) days of a request being made for such a meeting, the authorized contacts shall refer the matter to the representatives of the parties who are responsible for matters at the policy or strategic level who shall meet within fourteen (14) days of the end of the thirty (30) day period referred to above, at a mutually agreed time and place.

If the matter has not been resolved within thirty (30) days of a request being made for this meeting, the parties shall proceed as follows:

     (a) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of the interest and costs, exceeds one million dollars (a "Summary Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement and waives any and all rights to any such jury trial or to seek punitive damages.

     (b) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed One Million Dollars (a "Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

     (c) In the event a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association ("Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to Licensee's principal place of business by three arbitrators, at least one of whom shall be knowledgeable in Active Technology and one of whom shall be an attorney. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least sixty (60) days prior thereto such party shall have given written notice to the other party of its intent to do so. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injuDMCions to protect its rights and interests but such shall not be sought as a means to avoid or stay arbitration.

     (d)  Licensee         hereby         designates         and        appoints
          ________________________________  with  offices  on  the  date  hereof at______________________________,  as its agent to receive  service of process in any Proceeding or Summary Proceeding. DMC hereby designates and appoints Corporation Service Company with offices on the date hereof at 1013 Centre Road, Wilmington, DE 19805, as its agent to receive such service. Each of the parties hereto further covenants and agrees that, so long as this Agreement shall be in effect, each such party shall maintain a duly appointed agent for the service of summonses and other legal processes in the State of Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the entity identified in this article.


ARTICLE 12.   ANNOUNCEMENTS AND PUBLICITY; INDEPENDENT CONTRACTORS

Except for any disclosure which may be required by law, including appropriate filings with the Securities Exchange Commission and the Nasdaq Stock Market, Inc., neither party may use the other's name or disclose the terms of this Agreement without the consent of the other, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon the execution of this Agreement DMC may issue a press release in DMC's customary format and manner reporting the execution of this Agreement and its general subject matter provided DMC shall have received Licensee's prior written approval thereof which approval shall not be unreasonably withhold or delayed.

Each party to this Agreement is an independent contractor and neither shall be considered the partner, employer, agent or representative of the other.


ARTICLE 13.  SEVERABILITY

If any part of this Agreement for any reason shall be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which shall remain in full force and effect; provided, however, that in the event a part of this Agreement is declared invalid and the invalidity or enforceability of such part has the effect of materially altering the obligations of any party under this Agreement, the parties agree, promptly upon such declaration being made, to negotiate in good faith to amend this Agreement so as to put such party in a position substantially similar to the position such party was in prior to such declaration.


ARTICLE 14.  RIGHTS OF ASSIGNMENT; SUCCESSORS AND ASSIGNS

Neither DMC nor Licensee shall have any right to assign this Agreement or any of their respective rights or obligations under this Agreement to any third party except by operation of law or with the prior written consent of the other party. In the event Licensee wishes to assign any of its rights or obligations under this Agreement to an Affiliate of Licensee, DMC's consent will not be unreasonably withheld. In the event DMC wishes to assign any of its rights or obligations under this Agreement to an Affiliate of DMC, Licensee's consent will not be unreasonably withheld. The provisions of this Agreement shall inure to the benefit of, or be binding upon, the successors and assigns of each party hereto.


ARTICLE 15.  NOTICES

Any notices under this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered by personal service, or sent by telecopy and confirmed by first class registered or certified mail, or same day or overnight courier service with postage or charges prepaid and on the third day following dispatch if sent only by first class registered or certified mail or same day or overnight courier service with postage or charges prepaid. Unless subsequently notified in writing in accordance with this Section by the other party, any notice or communication hereunder shall be addressed to DMC as follows:

                  Distributed Media Corporation
                  20 Ketchum Street
                  Westort, CT 06880
                  Attn: President
                  Telecopy No:  1-203-226-3123

to Licensee as follows:

                  Vidikron of America, Inc.
                  Attn: President
                  Telecopy No: _________________


ARTICLE 16.  TAXES

Licensee  shall be  solely  responsible  for any  sales,  use,  occupational  or privilege taxes, duties, fees or other similar charges imposed by any governmental authority in connection with the manufacture, sale, lease, distribution, use or other disposition by Licensee of Licensed Products or the Licenses granted hereunder. Any other taxes, including income taxes based on royalties and other payments to DMC, shall be the responsibility of DMC.


ARTICLE 17.  INDEMNIFICATION

Each of DMC and Licensee agrees to indemnify, defend, and hold harmless the other party and each of its officers, directors, employees, agents, successors and assigns (hereinafter referred to in the aggregate in this section as "the Indemnified Party") against any and all losses, claims, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and other costs of defense of every kind whatsoever and the aggregate amount of reasonable settlement of any suit, claim or proceeding) which the Indemnified Party may incur or for which the Indemnified Party may become liable on account of any suit, claim or proceeding purporting to be based upon a failure to perform obligations under this Agreement to be performed by the other party (hereafter the "Indemnifying Party") and its employees or agents. The Indemnified Party shall promptly advise the Indemnifying Party of any such suit, claim or proceeding and shall cooperate with the Indemnifying Party in the defense or settlement of such suit, claim or proceedings providing no settlement shall be made without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any event, the Indemnified Party shall furnish to the Indemnifying Party such information relating to such suit, claim or proceeding as the Indemnifying Party shall reasonably request for use in defending the same.


ARTICLE 18.  MAINTENANCE AND DEFENSE OF LICENSED PATENTS

18.1 Enforcement of Patents. Throughout the term of this Agreement, DMC shall maintain in force the Licensed Patents. In this connection, DMC shall promptly pay all costs of any and all continuations, continuations-in-part, divisions, extensions, reissues, re-examinations, or renewals of the Licensed Patents, including, without limitation, the costs and expenses of any and all attorneys, experts or other professionals engaged in connection with any of the foregoing. In addition, DMC shall actively protect the Licensed Patents and shall institute all such suits, actions or proceedings for infringement of any of the Licensed Patents as may be necessary in this regard. Unless DMC shall have received the advice of counsel that success on the merits is reasonably certain, DMC shall be excused from its duty to commence and/or may withdraw from any enforcement action under the Licensed Patents and Licensee shall then be free to pursue enforcement of the Licensed Patents in its own name and at its sole expense and risk, but only to the extent such infringement occurs in the Market. In the event DMC fails to commence an enforcement action or otherwise protect the Licensed Patents as aforesaid after notice of possible infringement from Licensee, Licensee shall be entitled by itself to take proceedings in the name of and with the cooperation of DMC to restrain any such infringement at Licensee's expense and for Licensee's benefit. Where Licensee proceeds alone and achieves an award from the official enforcement forum in such an action brought by it, Licensee shall be entitled to retain such award. However, any compromise of such enforcement action or concession of invalidity or priority of invention of any patent whether in connection with an enforcement action or any other proceeding shall require DMC's participation and express prior written approval. If DMC has elected to participate in and share in the expense of any such enforcement action, any award shall be shared equally by DMC and Licensee.

18.2 Infringement. DMC shall defend and save harmless Licensee against any suit, damage claim or demand, and any loss, cost or expense suffered as a result thereof (including reasonable attorneys fees), based on actual or alleged infringement of any patent or trademark or any unfair trade practice resulting from the exercise or use of any right or license granted under this Agreement; provided that Licensee (a) promptly notifies DMC of such suit, claim or demand and (b) provides DMC with such assistance as DMC may reasonably request for the defense or settlement of such suit, claim or demand.

     Notwithstanding the foregoing, DMC shall have no liability to defend or pay damages or costs to Licensee with respect to any claim of infringement which is based on an implementation designed or modified by any third party or Licensee's use of the Licensed Patents or the Licensed Technology for any purpose other than the design, manufacture, use or sale of Licensed Products pursuant to this Agreement.


ARTICLE 19.  WARRANTIES

DMC represents and warrants that it has the right, power and authority to enter into this Agreement and to grant the licenses and other rights contained herein to Licensee as herein provided and that none of the same will breach or be in violation of any agreement, license, or grant made with or to any other party by DMC and that to the best of DMC's knowledge and belief the Licensed Patents are valid and do not infringe any other patent issued prior to the date hereof.


ARTICLE 20.  DISCLAIMER

EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, DMC HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE LICENSED PATENTS, THE DMC TECHNOLOGY, OR THE LICENSED PRODUCTS, OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER. DMC DISCLAIMS ALL OTHER WARRANTIES OR WHATEVER NATURE, EXPRESS OR IMPLIED. DMC DISCLAIMS ALL LIABILITY FOR ANY LOSS OR DAMAGE RESULTING, DIRECTLY OR INDIRECTLY, FROM THE USE OF THE LICENSED PATENTS, THE DMC TECHNOLOGY, OR THE LICENSED PRODUCTS, OTHER THAN THOSE ARISING FROM CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS DISCLAIMER EMBRACES CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOOD WILL, EXPENSES FOR DOWNTIME OR FOR MAKING UP DOWNTIME, DAMAGES FOR WHICH LICENSEE MAY BE LIABLE TO OTHER PERSONS, DAMAGES TO PROPERTY, AND INJURY TO OR DEATH OF ANY PERSONS.


ARTICLE 21.   SUPPORT SERVICES

DMC shall provide Licensee with engineering, maintenance and sales support with respect to Licensed Products to be sold, leased, distributed or otherwise transferred by Licensee under this Agreement to the extent and at the rates set forth in Schedule D hereto.


ARTICLE 22.   SCOPE OF THE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof. No interpretation, change, termination or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the other party. No modification, waiver, termination, recession, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.


IN WITNESS THEREOF, Licensee and DMC have executed this Agreement effective as of the date first written above.

VIDIKRON OF AMERICA, INC.                 DISTRIBUTED MEDIA CORPORATION


By:   /s/ STEPHEN HICKS                   By:    /s/ CY E. HAMMOND
      -----------------------                    ---------------------------
          Stephen Hicks                              Cy E. Hammond
Title:    President                       Title:     Treasurer

Schedule A
Deliverables

     Pursuant to Section 4.3 DMC will supply Licensee with the following Deliverables on or before the dates set forth below:

            Deliverable                         Date

[To be completed]

 Schedule D
Support Services

DMC will provide engineering, maintenance and sales support services, subject to personnel availability, at the following standard rates. Actual rates may vary, and rates are subject to change without notice. Out-of-pocket, travel and material expenses are additional and will be billed at cost.

Technician/Draftsman                $  ____/Hour
Junior Engineer                        ____/Hour
Engineer                               ____/Hour
Senior Engineer                        ____/Hour
Manager                                ____/Hour